UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2017

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “the Company,” “we,” “us” and “our” refer to Government Properties Income Trust.

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 27, 2017, we and two of our wholly owned subsidiaries, GOV NEW OPPTY REIT, a Maryland real estate investment trust, or REIT, and GOV NEW OPPTY LP, a Delaware limited partnership, entered into a definitive Agreement and Plan of Merger, or the Merger Agreement, to acquire First Potomac Realty Trust, a Maryland REIT, or FPO, and its operating partnership and majority owned subsidiary, First Potomac Realty Investment Limited Partnership, a Delaware limited partnership, or FPO LP. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain customary conditions, GOV NEW OPPTY LP will merge with and into FPO LP, with FPO LP surviving (such merger, the Partnership Merger), and, immediately following the Partnership Merger, FPO will merge with and into GOV NEW OPPTY REIT, with GOV NEW OPPTY REIT surviving as our direct, wholly owned subsidiary (such merger, the REIT Merger, and, together with the Partnership Merger, the Mergers). Following the REIT Merger, FPO LP will be our indirect, majority owned subsidiary. The Mergers and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the Transaction.

Pursuant to the terms and subject to the conditions and limitations set forth in the Merger Agreement: (i) at the effective time of the REIT Merger, or the REIT Merger Effective Time, each of the common shares of beneficial interest of FPO, par value $0.001 per share, or FPO Common Shares, issued and outstanding immediately prior to the REIT Merger Effective Time (other than any FPO Common Shares held by a FPO subsidiary) will be converted into the right to receive an amount in cash equal to $11.15, without interest, or the REIT Per Share Merger Consideration; and (ii) at the effective time of the Partnership Merger, or the Partnership Merger Effective Time, each unit of limited partnership interests in FPO LP issued and outstanding immediately prior to the Partnership Merger Effective Time (other than any FPO LP limited partnership units held by FPO) will be converted into the right to receive an amount in cash equal to the REIT Per Share Merger Consideration, without interest, or the Partnership Per Unit Merger Consideration, except that each holder of FPO LP limited partnership interests may elect, in lieu of the Partnership Per Unit Merger Consideration, to have such holder’s units of limited partnership interests in FPO LP converted into an equal number of units of preferred limited partnership interests in FPO LP. In addition, at the REIT Merger Effective Time, each outstanding option to purchase FPO Common Shares, each outstanding restricted FPO Common Share granted under FPO’s equity compensation plans and each award outstanding under FPO’s legacy historical, long-term incentive program shall become fully vested and exercisable, and shall be cancelled in exchange for the right to receive a single, lump sum cash payment, in accordance with the Merger Agreement.

The Transaction is subject to approval by the holders of at least a majority of the outstanding FPO Common Shares, and each party’s obligation to consummate the Transaction is subject to certain other customary conditions provided for in the Merger Agreement, including the accuracy of the other party’s representations and warranties, subject to customary qualifications, the other party’s material compliance with its covenants and agreements, and, with respect to us, the lack of an existence of a material adverse effect with respect to FPO and our receipt of a tax opinion relating to the REIT status of FPO. The Transaction is expected to close prior to December 31, 2017.

Pursuant to the Merger Agreement, FPO has agreed that it will not pay regular, quarterly distributions to the holders of FPO Common Shares prior to the closing of the Transaction, except to the extent that dividends and other distributions are necessary for each of FPO and its REIT subsidiary to maintain its status as a REIT. Pursuant to the Merger Agreement, FPO has agreed, upon written request by us, to cooperate and work in good faith (i) to effect the Transaction by means of a tender offer for all of the outstanding FPO Common Shares for the REIT Per Share Merger Consideration, and/or (ii) in certain circumstances, to restructure the REIT Merger as a reverse merger subject to certain requirements, including that such restructurings do not delay the closing of the Transaction. We have not made a decision on whether to commence, and have not commenced, a tender offer for FPO Common Shares pursuant to the Merger Agreement or otherwise.

We expect to finance this transaction on a long term basis with the sale of our common shares of beneficial interest, par value $.01 per share, or our common shares, including the Equity Offering (as defined and described below), with additional debt, including senior unsecured notes, mortgage financing and/or bank debt, and/or with the proceeds of the sales of certain properties. Pending the completion of our long term financing plan, we may use borrowings under our existing revolving credit facility and under the Bridge Loan Facility (as defined and described below) to finance the Transaction. The closing of the Transaction is not subject to a financing condition and the parties to the Merger Agreement have the right to specific performance to enforce the terms thereof, including the obligation of us to consummate the Transaction in accordance with the terms and conditions of the Merger Agreement.

The Merger Agreement contains certain customary representations, warranties and covenants, including, among others, covenants with respect to the conduct of FPO’s business prior to closing, subject to certain consent rights by us, and covenants prohibiting FPO from soliciting, providing information or entering into discussions concerning proposals relating to an alternative acquisition transaction (for 20% or more of the equity or assets of FPO), subject to certain limited exceptions.

The Merger Agreement contains certain termination rights for both us and FPO. Under specified circumstances, FPO is entitled to terminate the Merger Agreement to accept a superior proposal (for 67% or more of the equity or assets of FPO, which proposal the FPO board of trustees determines in its good faith judgment, if consummated, would be more favorable to the shareholders of FPO from a financial point of view, and if accepted, is reasonably likely to be completed on the terms proposed on a timely basis). Upon such a termination by FPO, or under certain other specified circumstances, FPO will be required to pay us a termination fee of $25 million. If the Merger Agreement is terminated by us for a material breach of the Merger Agreement by FPO or terminated by either party as a result of the failure to obtain the approval of the Transaction by the holders of at least a majority of the outstanding FPO Common Shares, FPO will be required to reimburse us up to $5 million for expenses incurred by us in connection with the Merger Agreement (although if the termination fee later becomes payable, amounts reimbursed to us by FPO will be credited against the termination fee payable).

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the copy of the Merger Agreement attached as Exhibit 2.1 hereto, which is incorporated herein by reference. Certain of the representations and warranties contained in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to FPO’s or our shareholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties contained in the Merger Agreement are not necessarily characterizations of the actual state of facts with respect to us or our subsidiaries or FPO or its subsidiaries, including FPO LP, at the time they were made or otherwise, and investors should not rely on them as statements of fact.

Commitment Letter

Concurrently with the execution of the Merger Agreement, we entered into a commitment letter, or the Commitment Letter, with Citigroup Global Markets Inc., or Citigroup, pursuant to which, on the terms and subject to the conditions set forth therein, Citigroup (or certain of its affiliates) and Bank of America, N.A., Morgan Stanley Bank, N.A. and UBS AG, Stamford Branch have committed to provide us a 364-day senior unsecured bridge loan facility in an aggregate principal amount of up to $750.0 million, or the

Bridge Loan Facility. We will be required to pay interest at a rate of LIBOR plus a premium of 1.40% per annum, subject to adjustment based upon changes to our credit ratings, on borrowings under the Bridge Loan Facility. Pending the completion of our long term financing plan, we may use borrowings under the Bridge Loan Facility to finance the Transaction. The commitment to provide the Bridge Loan Facility is subject to consummation of the Transaction and certain other customary conditions as set forth in the Commitment Letter. The funding of the Bridge Loan Facility is not a condition to our obligations under the Merger Agreement. We will pay certain customary fees and expenses to Citigroup and the other parties to the Commitment Letter in connection with obtaining the Bridge Loan Facility. The foregoing description of the Commitment Letter is not complete and is subject to and qualified in its entirety by reference to the copy of the Commitment Letter attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Citigroup and the other parties to the Commitment Letter, as well as their affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements. In addition, Citigroup is acting as our exclusive financial advisor for the Transaction, and Citigroup and affiliates of other parties to the Commitment Letter are acting as underwriters for the Equity Offering and will receive customary fees and commissions in connection therewith.

Item 7.01.  Regulation FD Disclosure.

On June 28, 2017, we issued a press release announcing the Transaction, and we also released an investor presentation containing additional detail on the Transaction. Copies of that press release and presentation are furnished as Exhibits 99.1 and 99.3, respectively, to this Current Report on Form 8-K.

Also on June 28, 2017, we issued a press release announcing the launch of an underwritten public offering, or the Equity Offering, for 25,000,000 of our common shares. It is contemplated that the underwriters will also be granted a 30-day option to purchase up to an additional 3,750,000 of our common shares from us, at the public offering price, less the underwriting discount. A copy of that press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The Equity Offering will be made pursuant to our effective shelf registration statement filed with the Securities and Exchange Commission, or SEC. The Equity Offering will be made only by means of a prospectus and a related preliminary prospectus supplement. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.  Other Events.

Material United States Federal Income Tax Consequences of the Transaction

The following summary supplements and updates the more detailed description of the material United States federal income tax considerations contained in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2016, or our Annual Report, captioned “Material United States Federal Income Tax Considerations,” which summary is incorporated herein by reference. Subject to the qualifications and assumptions contained in its opinion, Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussion in our Annual Report captioned “Material United States Federal Income Tax Considerations”, as supplemented by this section, is accurate in all material respects and fairly summarizes the U.S. federal income tax considerations discussed therein and in this section, and the opinions of counsel referred to therein and in this section represent Sullivan & Worcester LLP’s opinions on those subjects.

General U.S. Federal Income Tax Consequences of the Transaction

As discussed above, we intend to complete the Transaction, which will include a cash payment by us to the holders of the FPO Common Shares. As a result of the Transaction, we will be treated for federal income tax purposes as acquiring the assets of FPO for the cash we pay plus the assumption of FPO’s liabilities, after which FPO will be treated as liquidating and distributing the cash to its shareholders. FPO will recognize gain or loss on the disposition of its assets based on the sum of the cash paid by us and the value of the liabilities assumed by us, but this gain or loss plus FPO’s operating income is expected to be offset fully by the dividends paid deduction available to liquidating REITs in their final taxable year. Our holding period in the assets we acquire from FPO will begin on the day following the completion of the Transaction and our initial tax basis in the assets of FPO will be equal to the sum of the cash we pay to the holders of FPO Common Shares in conjunction with the Transaction, the value of FPO’s liabilities that we assume, and the acquisition costs that we capitalize for income tax purposes.

The assets that we acquire in the Transaction are generally expected to (a) qualify as real estate assets that satisfy the REIT asset tests that are described in the section of our Annual Report captioned “Material United States Federal Income Tax Considerations—REIT Qualification Requirements—Asset Tests,” and (b) generate gross income that satisfies the REIT gross income tests that are described in the section of our Annual Report captioned “Material United States Federal Income Tax Considerations—REIT Qualification Requirements—Income Tests.” As a result, we believe that our acquisition of FPO’s assets will not materially impact our qualification for taxation as a REIT.

If the Transaction is not completed, then under specified circumstances we may be entitled to receive a termination fee from FPO over time. The timing for the payment of the termination fee has been structured so that we can manage successfully the REIT gross income tests that we must satisfy. In addition, if we become entitled to termination fee payments then we may seek a U.S. Internal Revenue Service, or IRS, private letter ruling or opinion of counsel that enables us to receive the termination fee on an accelerated basis while still complying with the REIT gross income tests. In sum, we believe that our receipt of termination fee payments would not materially impact our qualification for taxation as a REIT.

Tax Liabilities and Attributes Inherited from FPO

As a condition of the closing of the Transaction, FPO’s counsel will provide us with an opinion that FPO has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. Internal Revenue Code of 1986, as amended, or the IRC. If, contrary to that opinion and our expectation, FPO has failed or fails to qualify for taxation as a REIT for U.S. federal income tax purposes, then we may inherit significant tax liabilities in the Transaction because, as the successor by merger to FPO, we would generally inherit any corporate income tax liabilities of FPO, including penalties and interest.

It is unclear whether the IRC provisions that are generally available to remediate REIT compliance failures will be available to us as a successor in respect of any determination that FPO failed to qualify for taxation as a REIT. If and to the extent the remedial provisions are available to us to address FPO’s REIT qualification and taxation for the applicable period prior to or including the Transaction, we may incur significant cash outlays in connection with the remediation, possibly including (a) required distribution payments to shareholders and associated interest payments to the IRS and (b) tax and interest payments to the IRS and state and local tax authorities.

FPO’s failure before the Transaction to qualify for taxation as a REIT and our efforts to remedy any such failure could have an adverse effect on our results of operations and financial condition.

Risk Factors

Our business faces many risks, a number of which are described under the caption “Risk Factors” in our Annual Report, the Equity Offering may subject us to certain risk associated with the offering of our common shares and the Transaction may subject us to certain risks that are described below. The risks so described may not be the only risks we face. Additional risks of which we are not yet aware, or that we currently believe are immaterial, may also materially and adversely impact our business operations or financial results. If any of the events or circumstances described in the risk factors contained in our Annual Report or described below occurs, our business, financial condition or results of operations could be adversely impacted and the trading price of our securities could decline. Investors and prospective investors should consider the risks described in our Annual Report and below and the information contained under the heading “Warning Concerning Forward Looking Statements” below, in our Annual Report and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 before deciding whether to invest in our securities.

Risks Related to the Transaction

The Transaction is subject to a number of customary conditions that if not satisfied or waived could delay or prevent the Transaction’s consummation.

The completion of the Transaction is subject to a number of customary conditions, including, among others, the approval of the Transaction by the holders of at least a majority of the FPO Common Shares and the absence of a material adverse effect with respect to FPO. These conditions make the timing of the completion of the Transaction, and completion of the Transaction itself, uncertain. Also, either we or FPO may terminate the Merger Agreement if the Transaction is not completed by December 31, 2017, except that this right to terminate the Merger Agreement will not be available to a party if that party failed to fulfill its obligations under the Merger Agreement and that failure was the cause of, or resulted in, the failure of the Transaction to be completed on or before such date.

If the Transaction is not completed in the timeframe that we currently expect, or at all, we may be adversely affected by a number of risks, including the following:

•                  we will be required to pay our costs relating to the Transaction, such as legal, accounting and financial advisory fees, whether or not the Transaction is completed;

•                  the time and attention committed by our management to matters relating to the Transaction could otherwise have been devoted to pursuing other opportunities;

•                  our shareholders could suffer substantial dilution if we issue common shares in anticipation of funding a portion of the Transaction’s purchase price and the Transaction’s consummation is delayed or ultimately not completed, with the result that we will not have the opportunity to capture the expected benefits from the Transaction within the anticipated timeframe, or at all, and be required to find an alternative use for the net proceeds of any such equity issuance which could take a substantial amount of time; and

•                  the market price of our common shares could decline to the extent that the then current market price is positively affected by a market assumption that the Transaction will be completed.

The actual cap rate achieved in connection with the Transaction may be lower than our current preliminary estimate.

We believe our estimated cap rate for the Transaction is approximately 7.0%, based on our preliminary estimate of 2018 net operating income attributable to the FPO properties. For these purposes, we define cap rate as the GAAP earnings from the acquired properties (for both consolidated properties and a pro rata share of unconsolidated joint venture properties) before depreciation, amortization, interest and an allocable share of corporate office general and administrative expense, divided by the aggregate transaction value (including a pro rata share of non-recourse unconsolidated joint venture indebtedness and adjusted for other tangible properties and liabilities, but excluding transaction costs).  Our calculation of our preliminary estimated acquisition cap rate for the Transaction relies upon our preliminary estimate of the 2018 net operating income attributable to the FPO properties, which is inherently uncertain and based upon our current assumptions regarding the 2018 operations of the FPO properties and information available in FPO’s public filings and additional information made available to us by FPO during the process leading to signing of the Merger Agreement.  We have not completed our own detailed accounting analysis of FPO’s property level earnings, which could result in revisions that lower our preliminary estimate of 2018 net operating income attributable to the FPO properties. The 2018 net operating income attributable to the FPO properties could be materially lower than our current preliminary estimate due to numerous factors, including, without limitation, unexpected increases in property level operating expenses or decreases in property level revenue, decreases in occupancy, failure to achieve expected cost savings, tenant defaults, financing arrangements and potential dispositions of certain assets. Additionally, property level earnings from FPO’s properties may decrease before or after the Transaction closes. Moreover, alternative methods of calculating cap rates, such as methods that utilize cash based accounts, would result in a different cap rate. Accordingly, the acquisition cap rate ultimately realized by us on the Transaction may be lower than the cap rate that we currently estimate.

While we expect that the Transaction will be accretive to our normalized funds from operations per share after 2018 and approximately leverage neutral on a debt to gross assets basis after completion of our long term financing plan, there can be no assurance that this will be the case; additionally, it is expected that the Transaction will be dilutive to our normalized funds from operations per share for the years ending December 31, 2017 and 2018, though the amount of any such dilution cannot be determined at this time.

While we currently believe that the Transaction will be accretive to our normalized funds from operations per share after 2018 and approximately leverage neutral on a debt to gross assets basis after completion of our long term financing plan, there can be no assurance that this will be the case; additionally, while we currently believe that the Transaction will be dilutive to our normalized funds from operations per share for the years ending December 31, 2017 and 2018, the actual amount of any such dilution cannot be determined at this time and will be based on numerous factors. Normalized funds from operations is a non-GAAP financial measure that has been historically reported by us in our periodic filings with the SEC and is calculated by adjusting funds from operations (which is also a non-GAAP financial measure), as defined by the National Association of Real Estate Investment Trusts, as described in such filings. The accretion to normalized funds from operations per share that we currently expect to realize after 2018 and our expectation that the Transaction will be approximately leverage neutral on a debt to gross assets basis after completion of our long term financing plan depend upon many factors, such as the types and costs of long term financing that we ultimately use to fund the Transaction, the rents that we will receive from our existing properties and from the properties now owned by FPO, occupancy, and other factors. Similarly, any dilution to normalized funds from operations per share for the years ending December 31, 2017 and 2018 depends upon many factors, such as the timing of any equity issuances and the closing of the Transaction, and other factors. Most of these factors will be materially impacted by market conditions beyond our control. Accordingly we can provide no assurance that the Transaction will be accretive to our normalized funds from operations per share after 2018, and, in fact, we may experience dilution to our normalized funds from operations per share as a result of the Transaction.

Our current expectation that the Transaction will be approximately leverage neutral on a debt to gross assets basis after completion of our long term financing plan and dilutive for the years ending December 31, 2017 and 2018 is based upon our current beliefs regarding the types and costs of our long term financing for the Transaction. The types and costs of the long term financing which we use for the Transaction will depend in large part on market conditions which are beyond our control. To the extent our estimates regarding our future normalized funds from operations or the underlying assumptions are inaccurate, the Transaction may not be accretive to our normalized funds from operations per share after 2018 or approximately leverage neutral and the dilutive effect to our normalized funds from operations per share for the years ending December 31, 2017 and 2018 may be greater than currently expected.

No assurance can be given that we will be successful in achieving the currently expected general and administrative expense cost savings in managing the FPO properties as compared to FPO on a stand alone basis.

We currently expect to realize approximately $11.0 million of annual general and administrative expense saving compared to FPO on a stand alone basis. Our management agreement with The RMR Group LLC, or RMR LLC, sets the fees that we pay in lieu of certain general and administrative expenses pursuant to a complex formula based upon the lower of our market capitalization or the historical cost of certain of our assets. Also, we may pay incentive fees to RMR LLC in certain circumstances based upon total returns realized by our shareholders compared to an index of total returns of certain other REITs. Some of these calculations will depend upon future market prices of our securities and other REITs’ securities which are beyond our control. Accordingly, the amount of annual general and administrative expense savings which we may realize, if any, cannot be precisely calculated; and, in fact we may realize more or less savings or no savings and our annual general and administrative expenses incurred as a result of the Transaction may be higher than FPO incurred or would incur on a stand alone basis.

The unaudited pro forma condensed consolidated financial statements relating to the Transaction and the other transactions referred to therein are presented for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations would have been if the Transaction and such other transactions had actually been completed on the dates indicated and are not intended to project such information for any future date or for any future period.

The unaudited pro forma condensed consolidated financial statements relating to the Transaction and the other transactions referred to therein are based on numerous assumptions, and the adjustments described therein are based on available information that our management considers reasonable. In addition, other than as specified therein, such unaudited pro forma condensed consolidated financial statements do not reflect adjustments for other developments with our business or FPO’s business after March 31, 2017. As a result, the unaudited pro forma condensed consolidated financial statements do not purport to represent what our financial condition actually would have been had the relevant transactions occurred on March 31, 2017 or represent what the results of our operations actually would have been had the relevant transactions occurred on January 1, 2016 or project our financial position or results of operations as of any future date or for any future period. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of investments, capital structure, property level operating expenses and revenues, including rents expected to be received on our existing leases or leases we may enter into during and after 2017, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

The transition of business and property management functions for the FPO properties to RMR LLC may create unexpected costs, and any delay in the transition may reduce the benefits expected to be received by us in the Transaction.

The Transaction involves the combination of two publicly traded companies that currently operate independently. We and RMR LLC will be required to devote significant management time and attention to integrating our properties and operations with those of FPO. Unexpected difficulties or delays may arise during this integration process, including, for example, difficulties or delays in transitioning the management or financial and tax reporting functions with respect to all, or some portion of, the FPO properties. While we have assumed transition and integration expense will be incurred, unexpected transition and integration difficulties may create additional expenses and reduce or delay the benefits expected to be received by us from the Transaction.

Additionally, the Transaction and the integration of the FPO properties into our existing business may result in material unanticipated problems, expenses and liabilities as a result of a number of factors. For example, the FPO properties may be subject to tax reassessment, which may result in higher than expected tax payments. Similarly, we may have underestimated the costs we expect to incur in connection with leasing, operating and improving the FPO properties. Many of these risks will be outside of our control and any one of them could result in increases in costs, decreases in the amount of expected revenue and diversion of our management’s time and attention.

We may be subject to unknown or contingent liabilities related to the FPO properties for which we may have no recourse against FPO.

The FPO properties may be subject to unknown or contingent liabilities for which we may have no recourse against FPO. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with the FPO properties may exceed our expectations.

Our future results of operations may be adversely affected if we are unable to effectively manage our expanded portfolio and operations following the Transaction.

Following the Transaction, we will have an expanded portfolio and operations, and we may continue to expand our operations through additional acquisitions and other strategic transactions. Our future success will depend, in part, upon our ability to manage our expansion opportunities, integrate new operations into our existing business in an efficient and timely manner, successfully monitor our operations and costs, and maintain necessary internal controls. We cannot be sure that we will be able to maintain or improve current rents and occupancy at the properties we acquire, that renovation, expansion or acquisition opportunities will be successful, or that we will realize any expected revenue enhancements or other benefits from such transactions.

If our committed debt financing is not available we may be required to obtain alternative financing for the Transaction on terms which are materially less favorable to us.

Pending the long term financing of the Transaction, we intend to finance a portion of the purchase price and Transaction fees and expenses with borrowings under our existing $750.0 million revolving credit facility and under the Bridge Loan Facility. The obligations of lenders under our revolving credit facility and the Bridge Loan Facility to fund borrowings are subject to certain conditions, which may or may not be satisfied as of the completion of the Transaction. The availability of these funds to us is not a condition precedent to our obligation to complete the Transaction. In the event any of these funds are not available or are available in less than the full amount anticipated, we will be required to seek alternative financing, which may not be available on as favorable terms, in a timely manner or at all.

If we are unable to implement our long term financing plan for the Transaction on currently expected terms, our anticipated costs of financing the Transaction could materially increase.

We expect to finance the Transaction on a long term basis with the net proceeds from the sale of common shares, additional debt, including senior unsecured notes, mortgage financings and/or bank debt, and/or the sale of certain properties. If we are unable to finance the Transaction as currently expected and to repay the amounts outstanding under the Bridge Loan Facility prior to its expiration, our available cash flow to fund working capital, capital expenditures, acquisitions and other business activities may be reduced. In such event, the alternative financing may be more expensive and the expected benefits of the Transaction could be reduced or eliminated.

In connection with the Transaction, we will incur significant additional indebtedness, which will increase the related risks we now face.

In connection with the Transaction, we will incur significant additional indebtedness and expect to acquire certain properties of FPO subject to mortgage indebtedness. As a result, we will be subject to increased risks associated with debt financing, including an increased risk that our cash flow could be insufficient to meet required payments on our debt.

As of March 31, 2017, we had indebtedness of approximately $1.4 billion. Taking into account our existing indebtedness, the incurrence of additional indebtedness in connection with the Transaction and the assumption of certain existing FPO debt in connection with the Transaction, our pro forma consolidated indebtedness as of March 31, 2017 would have been approximately $2.2 billion. Our increased indebtedness could adversely affect us for numerous reasons, including by:

•                  increasing our vulnerability to general adverse economic and business conditions;

•                  limiting our ability to obtain additional financing to fund future acquisitions, working capital, capital expenditures and other general business requirements;

•                  requiring the use of a substantial portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general operating requirements; and

•                  limiting our flexibility in planning for, or reacting to, changes in our business.

If we default under a loan, including defaults resulting from violations of covenants contained in our revolving credit facility, Bridge Loan Facility and our term loans, we may also default under other debt instruments that have cross-default provisions, and the maturity of outstanding indebtedness may be accelerated and future borrowings under our revolving credit facility will be prohibited.

Our variable rate indebtedness (including amounts outstanding under our revolving credit facility and the Bridge Loan Facility) subjects us to interest rate risk. When interest rates increase, so will our interest costs, which could adversely affect our cash flow, our ability to pay principal and interest on our debt and our cost of refinancing our debt when it becomes due. Additionally, if we choose to hedge our interest rate risk, we cannot be sure that the hedge will be effective or that any hedging counterparty will meet its obligations to us.

The Bridge Loan Facility has a 364-day term and the principal balance of such loan will not be reduced during the term of the loan, except in the case of voluntary or mandatory prepayments. At maturity we will be required to make a lump sum payment of the principal (less any amount of prepayments). Our ability to make this lump sum payment is uncertain and may depend upon our ability to obtain additional financing.

The pendency of the Transaction could adversely affect our and FPO’s business and operations.

In connection with the pending Transaction, some tenants or vendors may delay or defer decisions related to their business dealings with us or FPO, which could negatively impact our and FPO’s revenues, earnings, cash flows or expenses, regardless of whether the Transaction is completed.

We may incur adverse tax consequences if FPO has failed or fails to qualify for taxation as a REIT for U.S. federal income tax purposes.

As a condition of the closing of the Transaction, FPO’s counsel will provide us with an opinion that FPO has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the IRC. If, contrary to that opinion and our expectation, FPO has failed or fails to qualify for taxation as a REIT for U.S. federal income tax purposes, then we may inherit significant tax liabilities in the Transaction because, as the successor by merger to FPO, we would generally inherit any corporate income tax liabilities of FPO, including penalties and interest.

It is unclear whether the IRC provisions that are generally available to remediate REIT compliance failures will be available to us as a successor in respect of any determination that FPO failed to qualify for taxation as a REIT. If and to the extent the remedial provisions are available to us to address FPO’s REIT qualification and taxation for the applicable period prior to or including the Transaction, we may incur significant cash outlays in connection with the remediation, possibly including (a) required distribution payments to shareholders and associated interest payments to the IRS, and (b) tax and interest payments to the IRS and state and local tax authorities.

FPO’s failure before the Transaction to qualify for taxation as a REIT and our efforts to remedy any such failure could have an adverse effect on our results of operations and financial condition.

The market price of our common shares may decline in the future as a result of the Transaction or for other reasons.

In addition to the information set forth in our Annual Report under the caption “Risk Factors—Risks Related to our Securities—Changes in market conditions could adversely affect the market price of our common shares,” the market price of our common shares may decline in the future as a result of the Transaction, our financing thereof or a number of other reasons, such as our failure to achieve the benefits of the Transaction expected by us, investors or analysts in the timeframe expected or to the extent anticipated. Our shareholders could suffer substantial dilution if we issue common shares in anticipation of funding a portion of the Transaction’s purchase price and the Transaction’s consummation is delayed or ultimately not completed, with the result that we will not have the opportunity to capture the expected benefits from the Transaction within the anticipated timeframe, or at all, and be required to find an alternative use for the net proceeds of any such equity issuance which could take a substantial amount of time. Additionally, the market price of our common shares may be affected by perceived additional risks or uncertainties to us following the Transaction to which we are not currently exposed.

We cannot assure you that we will continue paying distributions at or above our current annualized distribution rate.

Our current annualized distribution rate is $1.72 per common share. We may not be able to continue paying distributions at or above our current annualized distribution rate for various reasons, including: the occurrence of any of the risks described herein or in our Annual Report; restrictions contained in our revolving credit facility, the Bridge Loan Facility and the terms of certain other debt instruments; or any future determination by our Board of Trustees to retain cash to maintain or improve our credit ratings.

We have no obligation to pay distributions to our shareholders, and future distributions, if any, will be made at the discretion of our Board of Trustees. The declaration of any future distribution will depend on various factors that our Board of Trustees at the time deems relevant, including our results of operations, our financial condition, debt and equity capital available to us, our expectation of our future capital requirements and operating performance, our funds from operations, our normalized funds from operations, our receipt of distributions from Select Income REIT, restrictive covenants in our financial or other contractual arrangements (including those in our revolving credit facility, the Bridge Loan Facility and our term loan agreement), tax law requirements to maintain our qualification for taxation as a REIT, restrictions under Maryland law and our expected needs and availability of cash to pay our obligations. For these reasons, among others, we may not maintain our annualized distribution rate, and we may reduce or eliminate future distributions.

Upon completion of the Transaction our concentration of properties located in the metropolitan Washington, D.C. market area will increase.

As of March 31, 2017, approximately 27.4% of our annualized rental income was received from properties located in the metropolitan Washington, D.C. market area. Similarly, the FPO properties are concentrated in the metropolitan Washington, D.C. market area and, pro forma for the Transaction approximately 54.3% of our annualized rental income would have been received from properties located in the metropolitan Washington, D.C. market area. Accordingly, upon completion of the Transaction our exposure to changes in economic, regulatory and other conditions in that area will increase. A downturn in economic conditions in this area could result in reduced demand from tenants for our properties or lower the rents that our tenants in this area are willing to pay when our leases expire or terminate and when renewal or new terms are negotiated. Additionally, in recent years there has been a decrease in demand for new leased space by the U.S. government in the metropolitan Washington, D.C. market area, and that could increase competition for government tenants and adversely affect our ability to retain government tenants when our leases expire.

The metropolitan Washington, D.C. market area office market may be subject to higher volatility than the office market in other areas due to uncertainty in government spending and regulations. In particular, the office market in the metropolitan Washington, D.C. market area was negatively impacted by uncertainty regarding the potential for significant reductions in spending by the U.S. government and may be impacted by the uncertainty regarding policy changes under the Trump administration. In addition to actual economic conditions, investor perception of risks associated with real estate in the metropolitan Washington, D.C. market area, as a result of its perceived dependence on the U.S. government, the impact of sequestration or anticipated policy changes, may make investors less likely to invest in our common shares and adversely affect their market price.

Upon completion of the Transaction, government and other investment grade rated tenants will represent a smaller portion of our annualized rental income and, therefore, we may experience higher rates of tenant defaults than before the Transaction.

During the three months ended March 31, 2017, government tenants and other investment grade rated tenants represented approximately 88.1% and 43.9% of our and FPO’s annualized rental income, respectively. Pro forma for the Transaction, approximately 71.7% of our total annualized rental income would have come from government and other investment grade rated tenants. Any investments in properties with tenants that are not governments or investment grade rated may have a greater risk of default and bankruptcy than investments in properties leased to governments and investment grade rated tenants. As a result, we may experience higher rates of tenant defaults than before the Transaction.

As a result of the Transaction, we will acquire two properties that are subject to joint venture agreements with unrelated third parties and our flexibility with respect to these jointly owned properties may be limited.

As a result of the Transaction, we will acquire properties which are subject to joint venture agreements with unrelated third parties. Our participation in these joint ventures will subject us to risks, including the following:

•                  we may share approval rights over major decisions affecting the ownership or operation of the joint ventures and any property owned by the joint ventures;

•                  we may be required to contribute additional capital if our joint venture partners fail to fund their share of any required capital contributions;

•                  our joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals and that could affect our ability to lease or release the property, operate the property or maintain our qualification for taxation as a REIT;

•                  our joint venture partners may be subject to different laws or regulations than us, or may be structured differently than us for tax purposes, which could create conflicts of interest and/or affect our ability to maintain our qualification for taxation as a REIT;

•                  our ability to sell our joint venture interests on advantageous terms when we so desire may be limited or restricted under the terms of the applicable joint venture agreements; and

•                  disagreements with our joint venture partners could result in litigation or arbitration that could be expensive and distracting to management and could delay important decisions.

Any of the foregoing risks could have a material adverse effect on our business, financial condition and results of operations.

IMPORTANT NOTICE REGARDING POSSIBLE TENDER OFFER

This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell FPO Common Shares. We have not commenced a tender offer for FPO Common Shares pursuant to terms of the Merger Agreement described herein or otherwise. If we commence a tender offer for FPO Common Shares, we will file with the SEC a tender offer statement on Schedule TO, and FPO will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to such tender offer. ANY SUCH TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT OF FPO ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF FPO COMMON SHARES SHOULD READ THESE

DOCUMENTS CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF FPO COMMON SHARES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. Copies of these documents, if and when filed with the SEC, will be available free of charge at the SEC’s website at www.sec.gov. In addition to these documents, FPO files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by FPO at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. FPO’s filings with the SEC are also available for free at the SEC’s website at www.sec.gov.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT WE ENTERED INTO A DEFINITIVE MERGER AGREEMENT TO ACQUIRE FPO AND THAT THE TRANSACTION IS EXPECTED TO CLOSE BEFORE DECEMBER 31, 2017. THE CLOSING OF THE TRANSACTION IS SUBJECT TO CUSTOMARY CONDITIONS AND CONTINGENCIES, INCLUDING APPROVAL BY THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING FPO COMMON SHARES. WE CANNOT BE SURE THAT SUCH CONDITIONS AND CONTINGENCIES WILL BE SATISFIED. ACCORDINGLY, THE TRANSACTION MAY NOT CLOSE BEFORE DECEMBER 31, 2017 OR AT ALL, OR THE TERMS OF THE TRANSACTION MAY CHANGE.

•                  THE APPROVAL OF THE TRANSACTION BY THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING FPO COMMON SHARES MAY BE SOLICITED BY A PROXY STATEMENT WHICH MUST BE FILED WITH THE SEC. THE PROCESS OF PREPARING THE PROXY STATEMENT IS TIME CONSUMING. ACCORDINGLY, WE CANNOT BE SURE THAT THE TRANSACTION WILL BE CONSUMMATED WITHIN A SPECIFIED TIME PERIOD OR AT ALL.

•                  OUR DECISION AS TO WHETHER TO MAKE A TENDER OFFER FOR ALL OF THE OUTSTANDING FPO COMMON SHARES WILL DEPEND ON CERTAIN FACTORS WE DETERMINE TO BE RELEVANT TO THAT DECISION, INCLUDING THE AVAILABILITY OF PERMANENT FINANCING, THE AGREEMENT OF CERTAIN FPO DEBT HOLDERS TO ACCEPT EXPEDITED DEBT ASSUMPTION OR REPAYMENT AND OTHER FACTORS. FURTHER, FACTORS BEYOND OUR CONTROL COULD DELAY THE CLOSING OF ANY TENDER OFFER. THERE CAN BE NO ASSURANCE THAT WE WILL DECIDE TO MAKE A TENDER OFFER FOR FPO SHARES OR THAT IF WE DO, SUCH TENDER OFFER WILL DECREASE THE TIME REQUIRED FOR US TO COMPLETE ITS ACQUISITION OF FPO.

•                  THE COMMITMENT LETTER IS SUBJECT TO VARIOUS CONDITIONS, INCLUDING MUTUALLY SATISFACTORY DOCUMENTATION AND CONSUMMATION OF THE TRANSACTION. WE CANNOT BE SURE THAT THESE CONDITIONS WILL BE SATISFIED, THAT THE TERMS OF THE BRIDGE LOAN FACILITY WILL NOT CHANGE OR THAT THE BRIDGE LOAN FACILITY WILL BE AVAILABLE TO US ON A TIMELY BASIS OR AT ALL.

•                  WE ARE NOT COMMITTED TO BORROW THE ENTIRE BRIDGE LOAN FACILITY OR ANY PORTION THEREOF, AND WE MAY UTILIZE OTHER DEBT OR EQUITY FINANCING FOR ALL OR A PORTION OF THE TRANSACTION COSTS WHICH MAY BE ON TERMS AND CONDITIONS THAT ARE LESS FAVORABLE TO US THAN THE COMMITMENT LETTER’S TERMS AND CONDITIONS.

•                  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY.

•                  ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY AND THE BRIDGE LOAN FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES.

•                  THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY, THE BRIDGE LOAN FACILITY AND OUR TERM LOANS AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE.

•                  THE PRO FORMA FINANCIAL INFORMATION FILED AS AN EXHIBIT TO THIS CURRENT REPORT ON FORM 8-K INCLUDES CERTAIN ASSUMPTIONS REGARDING THE POTENTIAL EQUITY OFFERING, INCLUDING WITH RESPECT TO THE NET PROCEEDS TO US FROM THE EQUITY OFFERING. WE CANNOT BE SURE THAT THESE ASSUMPTIONS WILL REFLECT THE ACTUAL NET PROCEEDS TO US FROM THE EQUITY OFFERING, IF ANY. IN ADDITION TO THE EQUITY OFFERING, WE MAY EXPLORE OTHER LONGER TERM DEBT OR EQUITY FINANCING ALTERNATIVES. OUR ACTUAL MIX OF DEBT AND EQUITY FINANCING WILL DEPEND ON THE AVAILABILITY AND COST OF SUCH FINANCING AND THE FINAL MIX OF FINANCING MAY BE DIFFERENT FROM CURRENT EXPECTATIONS.

•                  THE SETTLEMENT OF THE EQUITY OFFERING, IF ANY, WILL BE SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THE EQUITY OFFERING MAY BE DELAYED OR MAY NOT BE COMPLETED.

•                  AN IMPLICATION OF THE STATEMENT THAT IT IS CONTEMPLATED THAT THE UNDERWRITERS WILL BE GRANTED AN OPTION TO PURCHASE UP TO AN ADDITIONAL 3,750,000 OF OUR COMMON SHARES FROM US MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART. IN FACT, WE DO NOT KNOW WHETHER THE UNDERWRITERS WOULD EXERCISE THIS OPTION, OR ANY PART OF IT.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” ABOVE AND IN OUR ANNUAL REPORT, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired.

The audited consolidated financial statements of FPO and its subsidiaries comprising the consolidated balance sheets as of December 31, 2016 and 2015 and the consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of equity and consolidated statements of cash flows for the years ended December 31, 2016, 2015 and 2014 and the notes related thereto, and the related financial statement schedule, are filed as Exhibit 99.4 to this Current Report on Form 8-K. The unaudited condensed consolidated financial statements of FPO and its subsidiaries comprising the consolidated balance sheet as of March 31, 2017 and the consolidated statements of operations, consolidated statements of comprehensive income (loss) and consolidated statements of cash flows for the three months ended March 31, 2017 and 2016 and the notes related thereto are filed as Exhibit 99.5 to this Current Report on Form 8-K.

(b)                                 Pro Forma Financial Information

Our unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 and our unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2016 and the three months ended March 31, 2017 and the notes related thereto are filed as Exhibit 99.6 to this Current Report on Form 8-K. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of investments, capital structure, property level operating expenses and revenues, including rents expected to be received on our existing leases or leases we may enter into during and after 2017, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

(d)                                 Exhibits

2.1

Agreement and Plan of Merger, dated as of June 27, 2017, among Government Properties Income Trust, GOV NEW OPPTY REIT, GOV NEW OPPTY LP, First Potomac Realty Trust and First Potomac Realty Investment Limited Partnership.* (Filed herewith.)

8.1	Opinion of Sullivan & Worcester LLP as to tax matters. (Filed herewith.)

10.1

Commitment Letter, dated as of June 27, 2017, by and among Government Properties Income Trust, Citigroup Global Markets Inc., Bank of America, N.A., Morgan Stanley Bank, N.A and UBS AG, Stamford Branch. (Filed herewith.)

23.1	Consent of KPMG LLP, independent registered public accounting firm for First Potomac Realty Trust. (Filed herewith.)

23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1). (Filed herewith.)

99.1	Press Release dated June 28, 2017 announcing the Transaction. (Furnished herewith.)

99.2	Press Release dated June 28, 2017 announcing the Equity Offering. (Furnished herewith.)

99.3	Investor Presentation dated June 28, 2017. (Furnished herewith.)

99.4	Audited consolidated financial statements of First Potomac Realty Trust for the years ended December 31, 2016, 2015 and 2014 and the notes related thereto. (Filed herewith.)

99.5	Unaudited condensed consolidated financial statements of First Potomac Realty Trust for the quarter ended March 31, 2017 and the notes related thereto. (Filed herewith.)

99.6

Unaudited pro forma condensed consolidated financial statements of Government Properties Income Trust for the year ended December 31, 2016 and the three months ended March 31, 2017 and the notes related thereto. (Filed herewith.)

*                                         Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Chief Financial Officer and Treasurer

Dated:  June 28, 2017